NATIONAL SECURITIES CORPORATION

                              EMPLOYMENT AGREEMENT

         This Employment Agreement ("Agreement") is made effective as of this 1st day of July, 1999, by and between NATIONAL SECURITIES CORPORATION, a Washington corporation (the "Company") and MICHAEL A. BRESNER, an individual ("Executive").

                                    RECITALS

A. The Company desires to be assured of the association and services of Executive for the Company.

B. Executive is willing and desires to be employed by the Company, and the Company is willing to employ Executive, upon the terms, covenants and conditions hereinafter set forth.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual terms, covenants and conditions hereinafter set forth, the parties hereto do hereby agree as follows:

1. EMPLOYMENT. The Company hereby employs Executive as "President" subject to the supervision and direction of the Company's Chief Executive Officer and Board of Directors. This Agreement supersedes any earlier Employment Agreement between the parties.

2. TERM. The term of this Agreement shall be for a period of time commencing on the date hereof, and terminating on June 30, 2003, unless terminated earlier pursuant to Section 6 below. The term of Executive's employment shall be automatically extended without further action by either party for additional one
(1) year periods unless written notice of either party's intention not to extend has been given to the other party hereto at least three (3) months prior to the expiration of the then effective term.

3.       COMPENSATION; REIMBURSEMENT.

3.1      BASE SALARY AND INCENTIVE COMPENSATION.

a. For all services rendered by Executive under this Agreement, the Company shall pay Executive a base salary ("Base Salary") of $350,000 per annum. The Base Salary is subject to increases from time to time at the discretion of the Board of Directors of the Company.

b. Additionally, the Company shall pay Executive incentive compensation on an annual basis ("Incentive Compensation") equal to seven and one-half percent (7 1/2%) of the Company's annual income from operations before income tax, for each fiscal year commencing with the fiscal year ending September 2000. Provided however, the Incentive Compensation payable hereunder shall not exceed $50,000 for each fiscal year.

3.2 ADDITIONAL BENEFITS AND COMPENSATION. In addition to the Base Salary and Incentive Compensation, Executive shall be entitled to all other benefits of employment now or hereafter provided to the other executives of the Company, its operating divisions or subsidiaries, including but not limited to individual health insurance, life insurance and on-premises parking. "Additional compensation" shall include underwriters warrants, equity participations and shares of investment banking deals. A pool shall be established equal to five
(5) to fifteen (15) percent of the total of such "additional compensation" for all investment banking deals concluded under the "Olympic Cascade" umbrella, and Executive shall be allocated at least one-third (1/3) of such pool.

         3.3 BONUSES. It is contemplated that from time to time Executive will be paid bonuses based upon the Company's and Executive's performance, in the sole discretion of the Company.

         3.4  CONTINUING   OBLIGATIONS.   All  of  the  Company's   compensation
obligations under this Section shall continue through the term of this Agreement.

3.5 REIMBURSEMENT. Executive shall be reimbursed for all reasonable out-of-pocket business expenses for business travel and business entertainment incurred in connection with the performance of his duties under this Agreement. The reimbursement of Executive's business expenses shall be upon weekly presentation to and approval by the Company of valid receipts and other appropriate documentation for such expenses. In addition, Executive shall be entitled to $20,000 in non-accountable travel expenses (airline tickets, hotels, car rentals, etc.)

annually.

3.6 RELOCATION EXPENSE. The Company and the Executive agree that the Executive shall be required to relocate his residence to Seattle, Washington within a reasonable time from the commencement of the Employment Term. This relocation will be subject to the following relocation expense reimbursements: (a) reasonable moving expenses and closings costs, at cost; (b) real estate commission on the sale of Executive's current home; and (c) Executive's reasonable expenses to, from, and in Seattle, until such relocation is completed.

4.       SCOPE OF DUTIES.

         4.1 ASSIGNMENT OF DUTIES. Executive shall have such duties as may be assigned to him from time to time by the Company's Chief Executive Officer and Board of Directors commensurate with his experience and responsibilities in the position for which he is employed pursuant to Section 1 above. Such duties shall be exercised subject to the control and supervision of the Board of Directors of the Company. Executive' duties shall include full profit and loss responsibility, and he shall be responsible for the day-to-day activities of the Company, including the hiring and firing of subordinate employees.

         4.2 EXECUTIVE'S DEVOTION OF TIME. Executive hereby agrees to devote his full time, abilities and energy to the faithful performance of the duties assigned to him and to the promotion and forwarding of the business affairs of the Company, and not to divert any business opportunities from the Company to himself or to any other person or business entity. Executive shall be entitled to not less than three (3) weeks of paid vacation and not less than two (2) weeks of paid sick leave during each fiscal year of the Company.

         4.3 CONFLICTING ACTIVITIES. For the term of this Agreement or until Executive's employment hereunder terminates, whichever occurs first, Executive hereby agrees to promote and develop all business opportunities that come to his attention relating to current or anticipated future business of the Company, in a manner consistent with the best interest of the Company and with his duties under this Agreement. If Executive becomes aware of a business opportunity during the performance of his Company duties, through the use of the Company's property or information, or under circumstances that would reasonably lead Executive to believe that the business opportunity was intended by the offeror to be offered to the Company, he shall first offer such OPPORTUNITY TO THE COMPANY. SHOULD THE CHIEF EXECUTIVE OFFICER OF THE COMPANY, ON behalf of the Company, not exercise its right to pursue this business opportunity within a reasonable period of time, not to exceed thirty (30) days, Executive may develop the business opportunity for himself; provided, however, that such development may in no way conflict or interfere with the duties owed by Executive to the Company under this Agreement. Further, Executive may develop such business opportunities only on his own time, and may not use any service, personnel, equipment, supplies, facility, or trade secrets of the Company in their development. As used herein, the term "business opportunity" shall not include business opportunities involving investment in publicly traded stocks, bonds or other securities, or other investments of a personal nature.

5. CONFIDENTIALITY OF TRADE SECRETS AND OTHER MATERIALS. Other than in the performance of his duties hereunder, Executive agrees not to disclose, either during the term of his employment by the Company or at any time thereafter, to any person, firm or corporation any information concerning the business affairs, the trade secrets or the customer lists or similar information of the Company. Any technique, method, process, technology or customer compilation or list used by the Company shall be considered a "trade secret" for the purposes of this Agreement. Notwithstanding the foregoing, the names and other information relating to the retail brokerage customers of Executive who have been assigned Executive's A/E number shall not be considered as "confidential information" for purposes of this Section 5 or any other provision of this Agreement.

6. SEVERANCE. So long as this Agreement is in effect, and except as would be inconsistent with Section 7, upon termination of Executive's employment, Executive or Executive's designees or heirs shall be entitled to a lump sum payment equal to two (2) years of Executive's Base Salary as then in effect (the "Severance Payment").

7.       TERMINATION.

         7.1      BASES FOR TERMINATION.

                    (a) Executive's employment hereunder may be terminated at any time by mutual agreement of the parties.

                    (b) Executive's employment hereunder shall automatically terminate on the last day of the month in which Executive dies. If Executive becomes permanently disabled and is unable to perform the essential duties defined in Section 4 hereof (the "Duties") with or without accommodation, then Executive's employment hereunder may be terminated. "Permanent disability" as used herein shall mean mental or physical disability or both, evidenced by:

          (i) a consecutive six month period of time during which Executive is unable to perform the Duties with or without accommodation; and

          (ii) medical documentation from Executive's attending physician or a duly licensed independent physician selected by the Company's Board of Directors, stating that Executive is physically and/or mentally disabled from performing the essential Duties with or without accommodation and that the disabling condition is permanent and will not substantially change or improve.

                    (c) Executive may terminate his or her employment hereunder by giving the Company thirty (30) DAYS PRIOR WRITTEN NOTICE, WHICH TERMINATION SHALL BE EFFECTIVE ON THE THIRTIETH (30TH) day following such notice.

                    (d) Executive's employment may not be terminated by the Company against his will unless he is convicted of a felony involving fraud, theft or defalcation involving his activities at the Company. If executive is terminated without cause, as defined herein, he shall be entitled to receive twenty-four (24) months of base compensation payable as follows: (a) $100,000 cash upon termination and (b) $700,000 in twenty-four (24) equal monthly installments. If the Company fails to make a monthly installment, which is not cured within (3) business days after written notice, then the entire remaining amount owed to the Executive shall be payable immediately.

                    (e) Executive's employment hereunder may be terminated by the Company or by Executive at any time within ninety
                         (90) days after the occurrence of a Change in Control (as defined below). Upon such termination:

          (i) the Company shall pay to Executive as a lump-sum payment an amount equal to two (2) years Base Salary in effect at the time of termination;

          (ii) the Company shall provide Executive with a continuation of health insurance coverage, existing office space and existing secretarial and telephone services, in each case for a period of eighteen (18) months after the date of termination; and

          (iii)all stock options issued by the Company to Executive shall immediately vest and become exercisable for a period of at least two (2) years after the date of termination, notwithstanding any provision to the contrary in the Company's stock option plan or in any stock option agreement between the Company and Executive.

For purposes of this Agreement, a "Change in Control" shall mean the occurrence of any of the following events:

                    (x) the acquisition by any individual, entity or group (within the meaning of

Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (collectively, a "person") of Beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of twenty-five percent (25%) or more of the then outstanding shares of common stock of the Company or Olympic Cascade Financial Corporation (collectively, the "Outstanding Common Stock"); provided, however, that the following shall not constitute a Change of Control: (i) any acquisition by an Underwriter (as such term is defined in Section 2(11) of the Securities Act of 1933, as amended) for the purpose of making a public offering; or (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company;

                    (y) the sale or liquidation of all or substantially all of the assets of the

Company, or Olympic Cascade Financial Corporation; or

                    (z) any transaction or series of transactions which result in Steven A. Rothstein directly or indirectly owning less than ten percent (10%) of the Outstanding Common Stock.

                  (f) Notwithstanding anything contained herein, or in any other agreement between the Company and Executive, or benefit or compensation plan under which the Executive participates, to the contrary, in the event that any amounts due Executive under this Section 7.1, or under any other plan or program of the Company or other agreement between the Company and Executive, constitute "parachute payments," within the meaning of section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), and the amount of such parachute payments, when reduced by the federal excise taxes due and owing on such parachute payments, if any, is less than the amount Executive would receive if he were paid only three (3) times his "base amount," as that term is defined in section 280G of the Code, then, in lieu of all payments hereunder which are parachute payments, Executive shall be paid, in cash, an amount equal to three
(3) times his base amount less one dollar ($1.00). The determinations to be made with respect to this Section 7.1(f) shall be made by an independent auditor jointly selected by the parties.

8.  NONCOMPETE.  Executive  covenants  and  agrees  that  during the term of his employment hereunder and for a period of one (1) year thereafter (the "Noncompetition Period"), Executive shall not, directly or indirectly recruit, solicit or otherwise induce any customer, officer or employee of the Company, or independent contractor associated with the Company, to discontinue such relationship with the Company. During the Noncompetition Period, Executive shall hold in confidence and shall not disclose to anyone, or use or otherwise exploit for his own benefit or the benefit of any person or entity, any confidential or proprietary information of the Company, including, without limitation, customer and vendor lists, financial statements and information, trade secrets or marketing arrangements and plans, unless directed to do so by order of any court; provided, however, that the terms of this Section 8 shall not restrict Executive with respect to any Company customer who has been assigned Executive's A/E number.

9.       MISCELLANEOUS.

         9.1 TRANSFER AND ASSIGNMENT. This Agreement is personal as to Executive and shall not be assigned or transferred by Executive without the prior written consent of the Company. This Agreement shall be binding upon and inure to the benefit of all of the parties hereto and their respective permitted heirs, personal representatives, successors and assigns.

         9.2 SEVERABILITY. Nothing contained herein shall be construed to require the commission of any act contrary to law. Should there by any conflict between any provisions hereof and any present or future statute, law, ordinance, regulation, or other pronouncement having the force of law, the latter shall prevail, but the provision of this Agreement affected thereby shall be curtailed and limited only to the extent necessary to bring it within the requirements of the law, and the remaining provisions of this Agreement shall remain in full force and effect.

         9.3 GOVERNING LAW. This Agreement is made under and shall be construed in accordance with the laws of the State of Illinois, without regard to conflict of laws principles. The Company and Executive hereby consent and agree to be subject to the jurisdiction of the federal and state courts of the State of Illinois sitting in Chicago, Illinois, in any suit, action or proceeding arising out of this Agreement or the transactions contemplated hereby.

         9.4 COUNTERPARTS. This Agreement may be executed in several counterparts and all documents so executed shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all of the parties did not sign the original or the same counterparts.

         9.5 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements, arrangements, and understandings with respect thereto. No representation, promise, inducement, statement or intention has been made by any party hereto that is not embodied herein, and not party shall be bound by or liable for any alleged representation, promise, inducement or statement not so set forth herein.

         9.6 MODIFICATION. This Agreement may be modified, amended, superseded, or canceled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the party or parties to be bound by any such modification, amendment, supersession, cancellation, or waiver.

         9.7 ATTORNEYS' FEES AND COSTS. In the event of any dispute arising out of the subject matter of this Agreement, the prevailing party shall recover, in addition to any other damages assessed, its attorneys' fees and court costs incurred in litigating or otherwise settling or resolving such dispute whether or not an action is brought or prosecuted to judgment. In construing this Agreement, none of the parties hereto shall have any term or provision construed against such party solely by reason of such party having drafted the same.

         9.8 WAIVER. The waiver by either of the parties, express or implied, of any right under this Agreement or any failure to perform under this Agreement by the other party, shall not constitute or be deemed as a waiver of any other right under this Agreement, or of any other failure to perform under this Agreement by the other party, whether of a similar or dissimilar nature.

         9.9 CUMULATIVE REMEDIES. Each and all of the several rights and remedies provided in this Agreement, or by law or in equity, shall be cumulative, and no one of them shall be exclusive of any other right or remedy, and the exercise of any one of such rights or remedies shall not be deemed a waiver of, or an election to exercise, any other such right or remedy.

         9.10 HEADINGS. The section and other headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning and interpretation of this Agreement.

         9.11 NOTICES. Any notice under this Agreement must be in writing, may be telecopied, sent by express 24-hour guaranteed courier, or hand-delivered, or may be served by depositing the same in the United States mail, addressed to the party to be notified, postage-prepaid and registered or certified with a return receipt requested. The addresses of the parties for the receipt of notice shall be as follows:

         If to the Company:

                         National Securities Corporation

                            875 North Michigan Avenue

                                   Suite 1560

                             Chicago, Illinois 60611

                            Attn: Steven A. Rothstein

                     If to the Executive: Michael A. Bresner

                      At his then home address, currently:

                                229 Linden Avenue

                            Wilmette, Illinois 60691

Each notice given by registered or certified mail shall be deemed delivered and effective on the date of delivery as shown on the return receipt, and each notice delivered in any other manner shall be deemed to be effective as of the time of actual delivery thereof. Each party may change its address for notice by giving notice thereof in the manner provided above.

         IN WITNESS WHEREOF, the parties hereto have caused this Employment Agreement to be executed as of the date first set forth above.

         NATIONAL SECURITIES CORPORATION

         By: _______________________________
               Steven A. Rothstein, Chairman

         EXECUTIVE

         -----------------------------------
         Michael A. Bresner